Exhibit 99.1

Strategic Education, Inc. Reports Fourth Quarter 2022 Results

HERNDON, Va.--(BUSINESS WIRE)--February 22, 2023--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended December 31, 2022.

“We are pleased with our progress in 2022 toward a return to growth and are very proud of the organization’s ongoing commitment to the success of our students,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “As we begin a new year, we are focused on continued recovery and investing in opportunities for growth within our diversified portfolio of offerings, including strength within our Education Technology Services segment, with the mission to promote economic mobility for working adults.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended December 31

  Revenue decreased 0.8% to $269.9 million compared to $272.1 million for the same period in 2021.
  Income from operations was $27.6 million or 10.2% of revenue, compared to $27.9 million or 10.2% of revenue for the same period in 2021. Adjusted income from operations, which is a non-GAAP financial measure, was $27.2 million compared to $37.8 million for the same period in 2021. The adjusted operating income margin, which is a non-GAAP financial measure, was 10.1% compared to 13.9% for the same period in 2021. [Adjusted results for 2021 exclude an adjustment for foreign currency exchange impacts and are therefore not directly comparable to adjusted results previously reported for the three months ended December 31, 2021.] For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Net income was $18.3 million compared to $21.7 million for the same period in 2021. Adjusted net income, which is a non-GAAP financial measure, was $18.7 million compared to $27.7 million for the same period in 2021.
  Adjusted EBITDA, which is a non-GAAP financial measure, was $45.2 million compared to $56.1 million for the same period in 2021.
  Diluted earnings per share was $0.77 compared to $0.90 for the same period in 2021. Adjusted diluted earnings per share, which is a non-GAAP financial measure, decreased to $0.78 from $1.15 for the same period in 2021. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $0.83. Diluted weighted average shares outstanding decreased to 23,911,000 from 24,098,000 for the same period in 2021.

Year Ended December 31

  Revenue decreased 5.9% to $1,065.5 million compared to $1,131.7 million in 2021. Adjusted revenue, which is a non-GAAP financial measure, decreased 6.2% to $1,065.5 million compared to $1,135.3 million in 2021. [Adjusted results for 2021 exclude an adjustment for foreign currency exchange impacts and are therefore not directly comparable to adjusted results previously reported for the twelve months ended December 31, 2021.] For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.

  Income from operations was $70.8 million or 6.6% of revenue, compared to $73.9 million or 6.5% of revenue in 2021. Adjusted income from operations, which is a non-GAAP financial measure, was $88.3 million in 2022 compared to $165.7 million in 2021. The adjusted operating income margin, which is a non-GAAP financial measure, was 8.3% compared to 14.6% in 2021.
  Net income was $46.7 million in 2022 compared to $55.1 million in 2021. Adjusted net income, which is a non-GAAP financial measure, was $60.3 million compared to $116.6 million in 2021.
  Adjusted EBITDA, which is a non-GAAP financial measure, was $163.1 million compared to $237.7 million in 2021.
  Diluted earnings per share was $1.94 compared to $2.28 in 2021. Adjusted diluted earnings per share, which is a non-GAAP financial measure, decreased to $2.51 from $4.83 in 2021. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $2.59. Diluted weighted average shares outstanding decreased to 23,998,000 from 24,122,000 in 2021.

U.S. Higher Education Segment Highlights

  The U.S. Higher Education segment (USHE) is comprised of Strayer University and Capella University.
  For the fourth quarter, student enrollment within USHE decreased 0.8% to 78,062 compared to 78,721 for the same period in 2021. Full-year 2022 student enrollment within USHE decreased 6.5% compared to 2021.
  For the fourth quarter, FlexPath enrollment was 19% of USHE enrollment compared to 18% for the same period in 2021.
  Revenue increased 0.5% to $199.7 million in the fourth quarter of 2022 compared to $198.6 million for the same period in 2021, driven by higher revenue-per-student.
  Income from operations was $13.2 million in the fourth quarter of 2022 compared to $19.9 million for the same period in 2021. The operating income margin was 6.6%, compared to 10.0% for the same period in 2021.

Education Technology Services Segment Highlights

  The Education Technology Services segment (ETS) is comprised primarily of Employer Solutions, Sophia Learning, and Workforce Edge.
  For the fourth quarter, employer affiliated enrollment was 24.7% of USHE enrollment compared to 21.7% for the same period in 2021. Full-year 2022 employer affiliated enrollment was 24.4% of USHE enrollment compared to 21.0% in 2021.
  For the fourth quarter, Sophia Learning had an increase in average total subscribers of approximately 29% from the same period in 2021.
  As of December 31, 2022, Workforce Edge had a total of 54 corporate agreements, collectively employing approximately 1,310,000 employees.
  Revenue increased 20.4% to $16.7 million in the fourth quarter of 2022 compared to $13.9 million for the same period in 2021, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.
  Income from operations was $4.0 million in the fourth quarter of 2022 compared to $5.1 million for the same period in 2021. The operating income margin was 24.1%, compared to 36.5% for the same period in 2021.

Australia/New Zealand Segment Highlights

  The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.

  For the fourth quarter, student enrollment within ANZ increased 3.7% to 19,651 compared to 18,942 for the same period in 2021. Full-year 2022 student enrollment within ANZ increased 0.2% compared to 2021.
  Revenue decreased 10.2% to $53.5 million in the fourth quarter of 2022 compared to $59.6 million for the same period in 2021. Revenue on a constant currency basis increased 0.6% to $59.9 million in the fourth quarter of 2022 compared to $59.6 million for the same period in 2021.
  Income from operations was $10.0 million or 18.6% of revenue, compared to $12.8 million or 21.6% of revenue for the same period in 2021. Income from operations and the operating income margin on a constant currency basis were $11.6 million or 19.3% of revenue in the fourth quarter of 2022, compared to $12.8 million or 21.6% of revenue for the same period in 2021.

Balance Sheet and Cash Flow

At December 31, 2022, Strategic Education had cash, cash equivalents, and marketable securities of $235.9 million, and $101.4 million outstanding under its revolving credit facility. Cash provided by operations in 2022 was $126.1 million compared to $180.5 million in 2021. Capital expenditures for 2022 were $43.2 million compared to $49.4 million in 2021. Capital expenditures for 2023 are expected to be approximately $45 million.

For the fourth quarter of 2022, consolidated bad debt expense as a percentage of revenue was 4.9%, compared to 4.5% of revenue for the same period in 2021.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on March 13, 2023 to shareholders of record as of March 6, 2023.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its fourth quarter 2022 results at 5:00 p.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Strayer University and Capella University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, enabling education benefits programs through low-cost online general education-level courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  the pace of student enrollment;
  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
  rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to borrower defense to repayment applications, and increased focus by the U.S. Congress on for-profit education institutions;
  competitive factors;
  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;
  the impact of regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;
  the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
  the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
  risks relating to the timing of regulatory approvals;
  Strategic Education’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2021	2022	2021	2022
Revenues	$272,099	$269,938	$1,131,686	$1,065,480
Costs and expenses:
Instructional and support costs	148,867	152,167	608,261	597,321
General and administration	85,391	90,558	361,345	379,817
Amortization of intangible assets	3,764	3,396	51,495	14,350
Merger and integration costs	7,141	184	11,201	1,117
Restructuring costs	(928)	(4,014)	25,472	2,115
Total costs and expenses	244,235	242,291	1,057,774	994,720
Income from operations	27,864	27,647	73,912	70,760
Other income (expense)	1,611	(58)	2,687	(1,191)
Income before income taxes	29,475	27,589	76,599	69,569
Provision for income taxes	7,795	9,260	21,512	22,899
Net income	$21,680	$18,329	$55,087	$46,670
Earnings per share:
Basic	$0.91	$0.78	$2.30	$1.97
Diluted	$0.90	$0.77	$2.28	$1.94
Weighted average shares outstanding:
Basic	23,924	23,421	23,955	23,679
Diluted	24,098	23,911	24,122	23,998

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data)

	December 31, 2021	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$268,918	$213,667
Marketable securities	6,501	9,156
Tuition receivable, net	51,277	62,953
Income taxes receivable	313	—
Other current assets	40,777	43,285
Total current assets	367,786	329,061
Property and equipment, net	150,589	132,845
Right-of-use lease assets	149,587	125,248
Marketable securities, non-current	23,377	13,123
Intangible assets, net	276,380	260,541
Goodwill	1,285,864	1,251,277
Other assets	52,297	49,652
Total assets	$2,305,880	$2,161,747

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$95,518	$90,588
Income taxes payable	—	6,989
Contract liabilities	73,232	88,488
Lease liabilities	27,005	23,879
Total current liabilities	195,755	209,944
Long-term debt	141,630	101,396
Deferred income tax liabilities	44,595	34,605
Lease liabilities, non-current	162,821	134,006
Other long-term liabilities	47,089	46,006
Total liabilities	591,890	525,957
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,592,098 and 24,402,891 shares issued and outstanding at December 31, 2021 and December 31, 2022, respectively	246	244
Additional paid-in capital	1,529,969	1,510,924
Accumulated other comprehensive income (loss)	9,203	(35,068)
Retained earnings	174,572	159,690
Total stockholders’ equity	1,713,990	1,635,790
Total liabilities and stockholders’ equity	$2,305,880	$2,161,747

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	For the year ended December 31,
	2021	2022
Cash flows from operating activities:
Net income	$55,087	$46,670
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of marketable securities	781	—
Gain on sale of property and equipment	(2,656)	(2,886)
Amortization of deferred financing costs	552	552
Amortization of investment discount/premium	70	32
Depreciation and amortization	103,416	63,124
Deferred income taxes	(7,710)	(8,667)
Stock-based compensation	18,149	21,792
Impairment of right-of-use lease assets	18,876	1,185
Changes in assets and liabilities:
Tuition receivable, net	(196)	(12,558)
Other assets	(6,964)	3,584
Accounts payable and accrued expenses	(6,700)	(4,339)
Income taxes payable and income taxes receivable	1,196	7,580
Contract liabilities	13,995	18,960
Other liabilities	(7,369)	(8,977)
Net cash provided by operating activities	180,527	126,052

Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	—	(800)
Purchases of property and equipment	(49,433)	(43,170)
Proceeds from marketable securities	9,300	6,420
Proceeds from sale of property and equipment	8,331	6,525
Other investments	(1,292)	(335)
Net cash used in investing activities	(33,094)	(31,360)

Cash flows from financing activities:
Common dividends paid	(59,045)	(59,240)
Net payments for stock awards	(2,938)	(3,004)
Payments on long-term debt	—	(40,000)
Repurchase of common stock	(5,905)	(40,116)
Net cash used in financing activities	(67,888)	(142,360)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,353)	(4,090)
Net increase (decrease) in cash, cash equivalents, and restricted cash	77,192	(51,758)
Cash, cash equivalents, and restricted cash — beginning of period	202,020	279,212
Cash, cash equivalents, and restricted cash — end of period	$279,212	$227,454

STRATEGIC EDUCATION, INC. UNAUDITED SEGMENT REPORTING (in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2021	2022	2021	2022
Revenues:
U.S. Higher Education	$198,623	$199,688	$829,270	$770,979
Australia/New Zealand	59,575	53,515	250,124	230,747
Education Technology Services	13,901	16,735	52,292	63,754
Consolidated revenues	$272,099	$269,938	$1,131,686	$1,065,480
Income from operations:
U.S. Higher Education	$19,933	$13,219	$104,914	$38,605
Australia/New Zealand	12,839	9,967	35,855	30,473
Education Technology Services	5,069	4,027	21,311	19,264
Amortization of intangible assets	(3,764)	(3,396)	(51,495)	(14,350)
Merger and integration costs	(7,141)	(184)	(11,201)	(1,117)
Restructuring costs	928	4,014	(25,472)	(2,115)
Consolidated income from operations	$27,864	$27,647	$73,912	$70,760

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense related to intangible assets and software assets associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) transaction and integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing adjusted effective income tax rates of 25.5% and 30.0% for the three months ended December 31, 2021 and 2022, respectively, and adjusted effective income tax rates of 28.5% and 30.4% for the twelve months ended December 31, 2021 and 2022, respectively. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three and twelve months ended December 31, 2022 are also presented on a constant currency basis utilizing an exchange rate of 0.73 and 0.75 Australian Dollars to U.S. Dollars, respectively, which was the average exchange rate for the same periods in 2021. We define EBITDA as net income before other income (loss), the provision for income taxes, gains on sale of property and equipment, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, a purchase accounting adjustment to record acquired contract liabilities at fair value, and the amounts in (2) and (3) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS

(in thousands, except per share data)

		For the three months ended December 31, 2021 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$272,099	$—	$—	$—	$—	$—	$272,099
Total costs and expenses	$244,235	$(3,764)	$(7,141)	$928	$—	$—	$234,258
Income from operations	$27,864	$3,764	$7,141	$(928)	$—	$—	$37,841
Operating margin	10.2%						13.9%
Income before income taxes	$29,475	$3,764	$7,141	$(928)	$(2,330)	$—	$37,122
Net income	$21,680	$3,764	$7,141	$(928)	$(2,330)	$(1,663)	$27,664

Earnings per share:
Diluted	$0.90						$1.15
Weighted average shares outstanding:
Diluted	24,098						24,098
		For the three months ended December 31, 2022 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$269,938	$—	$—	$—	$—	$—	$269,938
Total costs and expenses	$242,291	$(3,396)	$(184)	$4,014	$—	$—	$242,725
Income from operations	$27,647	$3,396	$184	$(4,014)	$—	$—	$27,213
Operating margin	10.2%						10.1%
Income before income taxes	$27,589	$3,396	$184	$(4,014)	$(401)	$—	$26,754
Net income	$18,329	$3,396	$184	$(4,014)	$(401)	$1,246	$18,740

Earnings per share:
Diluted	$0.77						$0.78
Weighted average shares outstanding:
Diluted	23,911						23,911

		For the twelve months ended December 31, 2021 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$1,131,686	$3,646	$—	$—	$—	$—	$1,135,332
Total costs and expenses	$1,057,774	$(51,495)	$(11,201)	$(25,472)	$—	$—	$969,606
Income from operations	$73,912	$55,141	$11,201	$25,472	$—	$—	$165,726
Operating margin	6.5%						14.6%
Income before income taxes	$76,599	$55,141	$11,201	$25,472	$(5,300)	$—	$163,113
Net income	$55,087	$55,141	$11,201	$25,472	$(5,300)	$(24,975)	$116,626

Earnings per share:
Diluted	$2.28						$4.83
Weighted average shares outstanding:
Diluted	24,122						24,122
		For the twelve months ended December 31, 2022 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$1,065,480	$—	$—	$—	$—	$—	$1,065,480
Total costs and expenses	$994,720	$(14,350)	$(1,117)	$(2,115)	$—	$—	$977,138
Income from operations	$70,760	$14,350	$1,117	$2,115	$—	$—	$88,342
Operating margin	6.6%						8.3%
Income before income taxes	$69,569	$14,350	$1,117	$2,115	$(579)	$—	$86,572
Net income	$46,670	$14,350	$1,117	$2,115	$(579)	$(3,419)	$60,254

Earnings per share:
Diluted	$1.94						$2.51
Weighted average shares outstanding:
Diluted	23,998						23,998
(1)

Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense of intangible assets and software assets acquired through the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(2)

Reflects transaction and integration expenses associated with the Company’s merger with Capella Education Company, including premerger litigation settlement, net of insurance recovery, and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)	Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring.
(4)	Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(5)

Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 25.5% and 30.0% for the three months ended December 31, 2021 and 2022, respectively, and adjusted effective income tax rates of 28.5% and 30.4% for the twelve months ended December 31, 2021 and 2022, respectively.

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 2022 AS ADJUSTED WITH CONSTANT CURRENCY (in thousands, except per share data)

	For the three months ended December 31, 2022			For the twelve months ended December 31, 2022
	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$269,938	$6,424	$276,362	$1,065,480	$18,645	$1,084,125
Total costs and expenses	$242,725	$4,810	$247,535	$977,138	$15,816	$992,954
Income from operations	$27,213	$1,614	$28,827	$88,342	$2,829	$91,171
Operating margin	10.1%		10.4%	8.3%		8.4%
Income before income taxes	$26,754	$1,636	$28,390	$86,572	$2,846	$89,418
Net income	$18,740	$1,146	$19,886	$60,254	$1,958	$62,212

Earnings per share:
Diluted	$0.78		$0.83	$2.51		$2.59
Weighted average shares outstanding:
Diluted	23,911		23,911	23,998		23,998
(1)

Reflects an adjustment to translate foreign currency results for the three and twelve months ended December 31, 2022 at a constant exchange rate of 0.73 and 0.75 Australian Dollars to U.S. Dollars, respectively, which was the average exchange rate for the same periods in 2021.

STRATEGIC EDUCATION, INC. UNAUDITED NON-GAAP SEGMENT REPORTING (in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2021	2022	2021	2022
Revenues:
U.S. Higher Education	$198,623	$199,688	$829,270	$770,979
Australia/New Zealand	59,575	53,515	250,124	230,747
Education Technology Services	13,901	16,735	52,292	63,754
Consolidated revenues	272,099	269,938	1,131,686	1,065,480

Adjustments to consolidated revenues:
U.S. Higher Education	—	—	—	—
Australia/New Zealand(1)	—	—	3,646	—
Education Technology Services	—	—	—	—
Total adjustments to consolidated revenues	—	—	3,646	—

Adjusted revenues by segment:
U.S. Higher Education	198,623	199,688	829,270	770,979
Australia/New Zealand	59,575	53,515	253,770	230,747
Education Technology Services	13,901	16,735	52,292	63,754
Adjusted consolidated revenues	$272,099	$269,938	$1,135,332	$1,065,480

Income from operations:
U.S. Higher Education	$19,933	$13,219	$104,914	$38,605
Australia/New Zealand	12,839	9,967	35,855	30,473
Education Technology Services	5,069	4,027	21,311	19,264
Amortization of intangible assets	(3,764)	(3,396)	(51,495)	(14,350)
Merger and integration costs	(7,141)	(184)	(11,201)	(1,117)
Restructuring costs	928	4,014	(25,472)	(2,115)
Consolidated income from operations	27,864	27,647	73,912	70,760

Adjustments to consolidated income from operations:
Australia/New Zealand(1)	—	—	3,646	—
Amortization of intangible assets	3,764	3,396	51,495	14,350
Merger and integration costs	7,141	184	11,201	1,117
Restructuring costs	(928)	(4,014)	25,472	2,115
Total adjustments to consolidated income from operations	9,977	(434)	91,814	17,582

Adjusted income from operations by segment:
U.S. Higher Education	19,933	13,219	104,914	38,605
Australia/New Zealand	12,839	9,967	39,501	30,473
Education Technology Services	5,069	4,027	21,311	19,264
Total adjusted income from operations	$37,841	$27,213	$165,726	$88,342
(1)

Adjustments to the Australia/New Zealand segment revenue and income from operations for the twelve months ended December 31, 2021 include a purchase accounting adjustment of $3.6 million to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES ADJUSTED EBITDA (in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2021	2022	2021	2022
Net income	$21,680	$18,329	$55,087	$46,670
Provision for income taxes	7,795	9,260	21,512	22,899
Other (income) loss	(1,611)	58	(2,687)	1,191
Gain on sale of property and equipment	(1,975)	(2,886)	(2,656)	(2,886)
Depreciation and amortization	15,228	13,931	103,416	63,124
EBITDA (1)	41,117	38,692	174,672	130,998
Stock-based compensation	5,435	5,583	18,852	21,792
Merger and integration costs (2)	7,141	184	11,201	1,170
Restructuring costs (3)	1,026	(1,128)	25,472	2,521
Cloud computing amortization (4)	1,347	1,898	3,848	6,640
Contract liability adjustment (5)	—	—	3,646	—
Adjusted EBITDA (1)	$56,066	$45,229	$237,691	$163,121
(1)

Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)

Reflects transaction and integration charges associated with the Company’s merger with Capella Education Company, including premerger litigation settlement, net of insurance recovery, and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand. Excludes $0.1 million of depreciation and amortization for the twelve months ended December 31, 2022.

(3)

Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring. Includes $0.7 million of stock-based compensation benefit related to forfeitures of stock-based awards for the twelve months ended December 31, 2021. Excludes $2.0 million and $2.7 million of gain on sale of property and equipment for the three and twelve months ended December 31, 2021, respectively, and $2.9 million of gain on the sale of property and equipment for the three and twelve months ended December 31, 2022. Excludes $2.7 million and $2.5 million of depreciation and amortization expense for the twelve months ended December 31, 2021 and 2022, respectively.

(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.
(5)

Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

Contacts

Terese Wilke
Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com